Exhibit 99.1

MONARCH FINANCIAL REPORTS RECORD

PROFITS AND NEW HILLTOP BANKING OFFICE

Chesapeake, VA - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported the best third quarter and nine month profits in the company’s history. Net income was $1,153,699 for the third quarter of 2009, up 49.4% from the same period in 2008 when net income was $772,333. The quarterly annualized return on average equity (ROE) was 7.25%, and the annualized return on average assets (ROA) was 0.74%. Quarterly basic and diluted earnings per share were $0.17, a 21.4% improvement over the third quarter of 2008 when basic and diluted earnings per share were $0.14.

For the first nine months of 2009 net income was a record $3,633,562 compared to $2,667,561 for the same period in 2008, a 36.3% increase. The nine month annualized return on average equity (ROE) was 7.84%, and the annualized return on average assets (ROA) was 0.75%. Year-to-date 2009 diluted earnings per share were $0.53, compared to $0.51 the previous year, despite the issuance of additional shares in June of 2008.

“I am pleased to again report record earnings that were achieved despite the challenges of this very tough economy. We improved our banking operations during the quarter and have had a great year of performance from our mortgage businesses. We continue to produce record profits despite significant expense increases including higher provision for loan loss expenses and much higher FDIC deposit insurance expenses.” stated Brad E. Schwartz, Chief Executive Officer of Monarch Bank. “Our asset quality remains significantly better than our local and national peers, and our capital accounts are strong. In the past year we have created 91 net new jobs, which we feel is critical to improving the economy. Our talented people, capital strength and deposit base have allowed us to continue to lend and grow in all our communities.”

The company also announced a new banking office in the Hilltop/First Colonial area of Virginia Beach, which is the top deposit market in the city. E. Neal Crawford, President of Monarch Bank, stated “We are excited to soon have an office in not only the largest deposit market in Virginia Beach, but also in one of the top growing markets. This puts us in the center of the major retail, business, medical and professional corridor of northeastern Virginia Beach. Our new office will be located at 1635 Laskin Road and will open in the first quarter of 2010.”

Total assets at September 30, 2009 grew to $651.8 million, up $57.0 million or 9.6% from the same period in 2008. Total loans held for investment increased $21.3 million to $522.3 million, up 4.2% from the same period in 2008. Loans held for sale through our mortgage operations increased $34.8 million to $71.2 million, up 95.7% from the same period in 2008. Deposits increased $41.4 million to $540.1 million, up 8.3% from the same period in 2008. Lower cost demand deposit accounts represent 19% of total deposits.

Non-performing assets were $8,765,000 or 1.34 % of total assets as of September 30, 2009, an increase from 0.76% of total assets at June 30, 2009, but in line with 1.35% reported at December 31, 2008. The increase for the quarter was primarily due to two relationships, with potential losses accounted for in our allowance for loan losses. Non-performing assets consist of $837,000 in loans 90 days or more past due and still accruing interest, $6,851,000 in non-accrual loans and seven residential properties totaling $1,077,000 carried in Other Real Estate Owned.

Our allowance for loan losses as of September 30, 2009 represents 1.83% of total loans, up significantly from 1.00% one year prior. Management continues to aggressively build the allowance for loans losses and manage non-performing assets. All Other Real Estate Owned as of June 30, 2009 has been sold except for one parcel carried at $67,000, which is under contract for sale and expected to close in October. Two of the remaining six properties held as Other Real Estate Owned are already under contract to close in the fourth quarter.

The Company’s capital position remains extremely strong with total capital of $63.5 million and regulatory capital of $78.7 million at September 30, 2009. Regulatory capital includes $10 million in trust preferred subordinated debt and the majority of the allowance for loan losses. Monarch is rated as “Well Capitalized,” the highest rating of capital strength by bank regulatory standards, with total risk based capital to total assets of 13.94%, up 15.1% from one year prior. On October 14, 2009, Monarch announced the filing of a registration statement with the U.S. Securities and Exchange Commission in connection with a proposed public offering of 650,000 shares of noncumulative convertible perpetual preferred stock with a public offering price and liquidation value of $25.00 per share.

During the first nine months of 2009, the Company paid $557,375 in dividends directly to the US Treasury for the $14.7 million investment by the Capital Purchase Program last December. Despite this dividend payment in 2009, the company was able to report an increase in both quarterly and year to date earnings per share. Monarch has used the Capital Purchase Program funds primarily to support growth in funding mortgage loans, and since receipt of the funds last December has funded over $965 million in residential mortgage loans.

Net interest income increased 28.6% or $3.5 million in 2009, due to higher balances in both loans held for investment and in loans held for sale, as well as a major decline in our cost of funds. The net interest margin was 3.60% for the third quarter of 2009 compared to 3.18% for the same period in 2008.

Improved market and risk-based loan pricing coupled with major declines in the cost of deposits continued to improve net interest income. We do anticipate improved asset yields and further declines in funding costs as the majority of our time deposits reprice to lower market rates.

Non-interest income grew 81.3% during 2009 compared to the same period in 2008, fueled by increased production at Monarch Mortgage. Monarch Mortgage closed $265 million in mortgage loans during the third quarter of 2009, and $904 million for the first nine months of 2009, which is greater than all the loans closed for the entire year in 2008. For the third quarter of 2009 mortgage loan applications were $406 million. Monarch Mortgage is focused on the retail A-paper mortgage market and does not originate sub-prime mortgages or purchase loans in the wholesale mortgage market. Non-interest income represented 52.5% of total revenues in 2009, compared to 38.5% in 2008.

Non-interest expense grew 52.2% due to increased mortgage commission expense, FDIC insurance expense, legal expenses related to loan collections, and general expansion. Our largest non-interest expense percentage increase for 2009 is our FDIC deposit insurance premiums and special assessments, which was up $874,545 or 414.1% in 2009 compared to the same nine months of 2008.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with two offices in Chesapeake, four offices in Virginia Beach, and two offices in Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates one office in Kitty Hawk, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (monarchbank.com and OBXBank.com). Monarch Mortgage and our affiliated mortgage companies have eighteen offices with locations in Chesapeake, Norfolk, Virginia Beach (2), Fredericksburg, Suffolk, and Richmond, Virginia as well as Rockville (2), Bowie, Waldorf, Crofton, Gaithersburg and Greenbelt, Maryland, and Kitty Hawk, Charlotte, and Wilmington, North Carolina and Greenwood, South Carolina. Our subsidiaries/divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Home Mortgage Solutions, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	October 15, 2009

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	September
	2009	2008
ASSETS:
Cash and due from banks	$14,004	$14,060
Interest bearing bank balances	4,407	94
Federal funds sold	7,749	—

Investment securities:
Securities available for sale	5,762	17,290
Securities held to maturity	500	500

Total investment securities	6,262	17,790

Mortgage loans held for sale	71,232	36,395

Loans	522,333	501,052
Less: allowance for loan losses	(9,550)	(4,991)

Net loans	512,783	496,061

Bank premises and equipment	8,253	8,574
Restricted equity securities	7,017	3,757
Bank owned life insurance	6,981	6,724
Goodwill	775	775
Intangible assets	863	1,042
Accrued interest receivable and other assets	11,448	9,562

Total assets	$651,774	$594,834

LIABILITIES:
Demand deposits—non-interest bearing	$84,389	$73,379
Demand deposits—interest bearing	19,171	16,873
Money market deposits	139,115	110,475
Savings deposits	27,684	14,295
Time deposits	269,732	283,682

Total deposits	540,091	498,704

FHLB borrowings	33,082	31,700
Federal funds purchased	—	4,790
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	5,133	3,237

Total liabilities	588,306	548,431

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,985,300 shares authorized, none issued	—	—
Cumulative perpetual preferred stock, series A, $1,000 par value, 14,700 issued and outstanding	14,511	—
Common stock, $5 par, 20,000,000 shares authorized, issued 5,792,914 shares outstanding at September 30, 2009 and 5,688,580 shares outstanding at September 30, 2008	28,965	28,443
Capital in excess of par value	8,230	7,810
Retained earnings	11,603	10,087
Accumulated other comprehensive income	56	(47)

Total Monarch Financial Holdings, Inc. stockholders’ equity	63,365	46,293
Noncontrolling interest	103	110

Total equity	63,468	46,403

Total liabilities and stockholders’ equity	$651,774	$594,834

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
INTEREST INCOME:
Interest on federal funds sold	$6,728	$5,560	$9,987	$17,444
Interest on other bank accounts	494	10,060	1,902	65,040
Dividends on restricted securities	41,705	41,852	80,553	162,206
Interest and dividends on investment securities	53,794	141,123	181,539	367,649
Interest and fees on loans	7,960,150	7,670,563	23,772,474	22,822,737

Total interest income	8,062,871	7,869,158	24,046,455	23,435,076

INTEREST EXPENSE:
Interest on deposits	2,184,747	2,962,457	7,149,718	9,471,758
Interest on trust preferred subordinated debt	56,158	112,460	205,216	384,789
Interest on other borrowings	285,887	435,059	864,998	1,272,451

Total interest expense	2,526,792	3,509,976	8,219,932	11,128,998

NET INTEREST INCOME	5,536,079	4,359,182	15,826,523	12,306,078
PROVISION FOR LOAN LOSSES	1,546,788	480,581	4,084,936	1,244,613

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,989,291	3,878,601	11,741,587	11,061,465

NON-INTEREST INCOME:
Service charges on deposit accounts	395,981	357,395	1,052,808	1,021,517
Mortgage banking income	7,975,961	3,988,190	23,902,036	11,995,944
Investment and insurance commissions	163,761	294,671	677,433	991,095
Security gains, net	—	—	—	10,801
Other income	94,676	173,174	928,772	631,621

Total non-interest income	8,630,379	4,813,430	26,561,049	14,650,978

NON-INTEREST EXPENSE:
Salaries and employee benefits	7,389,031	4,714,837	22,354,849	14,222,938
Occupancy and equipment	982,943	876,062	2,793,119	2,544,368
Loan expense	1,067,668	386,727	2,574,562	1,311,311
Data processing	186,930	156,888	600,581	489,318
FDIC insurance	255,000	95,940	1,085,755	211,210
Other expenses	941,997	1,183,471	3,258,306	2,679,800

Total non-interest expense	10,823,569	7,413,925	32,667,172	21,458,945

INCOME BEFORE TAXES	1,796,101	1,278,106	5,635,464	4,253,498
Income tax provision	619,870	412,700	1,833,770	1,327,500

NET INCOME	1,176,231	865,406	3,801,694	2,925,998

Less: Net income attributable to noncontrolling interest	(22,532)	(93,073)	(168,132)	(258,437)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$1,153,699	$772,333	$3,633,562	$2,667,561

Preferred stock dividend and accretion of preferred stock discount	197,766	—	586,807	—

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$955,933	$772,333	$3,046,755	$2,667,561

NET INCOME PER COMMON SHARE:
Basic	$0.17	$0.14	$0.54	$0.52
Diluted	$0.17	$0.14	$0.53	$0.51

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	Three Months Ended September 30			Nine Months Ended September 30
	2009	2008	Change	2009	2008	Change
EARNINGS
Interest income	$8,063	$7,869	2.5%	$24,046	$23,435	2.6%
Interest expense	2,527	3,510	(28.0)	8,220	11,129	(26.1)
Net interest income	5,536	4,359	27.0	15,826	12,306	28.6
Provision for loan losses	1,547	481	221.6	4,085	1,245	228.1
Noninterest income	8,630	4,814	79.3	26,561	14,651	81.3
Noninterest expense	10,824	7,414	46.0	32,667	21,459	52.2
Pre-tax net income	1,795	1,278	40.5	5,635	4,253	32.5
Minority interest in net income	23	93	(75.3)	168	258	(34.9)
Income taxes	619	413	49.9	1,833	1,328	38.0
Net income	1,153	772	49.4	3,634	2,667	36.3

PER COMMON SHARE
Earnings per share - basic	$0.17	$0.14	21.4%	$0.54	$0.52	3.8%
Earnings per share - diluted	0.17	0.14	21.4	0.53	0.51	3.9
Book value				8.42	8.16	3.2
Tangible book value				8.14	8.16	(0.2)
Closing market price (adjusted)				7.45	7.70	(3.2)

FINANCIAL RATIOS
Return on average assets	0.74%	0.53%	39.6%	0.75%	0.65%	15.4%
Return on average stockholders’ equity	7.25	6.67	8.7	7.84	8.79	(10.8)
Net interest margin (FTE)	3.60	3.18	13.2	3.49	3.20	9.1
Non-interest revenue/Total revenue	51.7	38.0	36.1	52.5	38.5	36.4
Efficiency - Consolidated	76.1	80.3	(5.2)	76.8	79.1	(2.9)
Efficiency - Bank only	49.7	75.1	(33.8)	57.1	75.5	(24.4)
Average equity to average assets	10.18	7.90	28.9	9.62	7.40	30.0
Total risk based capital - Consolidated				13.94	12.11	15.1
Total risk based capital - Bank only				11.36	12.11	(6.2)

PERIOD END BALANCES
Total loans held for sale				$71,232	$36,395	95.7%
Total loans held for investment				522,333	501,052	4.2
Interest-earning assets				625,981	565,812	10.6
Assets				651,774	594,834	9.6
Total deposits				540,091	498,704	8.3
Other borrowings				43,082	46,490	(7.3)
Stockholders’ equity				63,468	46,403	36.8

AVERAGE BALANCES
Total loans	$519,461	$496,082	4.7%	$512,639	$468,461	9.4%
Interest-earning assets	622,856	555,671	12.1	620,000	523,462	18.4
Assets	619,701	582,623	6.4	644,363	547,479	17.7
Total deposits	514,189	464,878	10.6	506,890	442,371	14.6
Other borrowings	59,711	66,068	(9.6)	66,246	66,068	0.3
Stockholders’ equity	63,079	46,050	37.0	61,967	40,516	52.9

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$9,030	$4,621	95.4%	$8,046	$3,976	102.4%
Provision for loan losses	1,547	481	221.6	4,085	1,245	228.1
Charge-offs	1,050	138	660.9	2,662	294	805.4
Recoveries	23	27	(14.8)	81	64	26.6
Ending balance	9,550	4,991	91.3	9,550	4,991	91.3
Net charge-off loans to average loans	0.20	0.02	783.6	0.50	0.05	925.5

ASSET QUALITY RATIOS
Nonperforming assets to total assets				1.34%	0.89%	45.0	bp
Allowance for loan losses to total loans				1.83	1.00	82.8	bp
Allowance for loan losses to nonperforming loans				124.22	101.92	21.9%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due				$837	$931	(10.1)%
Nonaccrual				6,851	3,966	72.7
OREO				1,077	410	162.7

Nonperforming assets				8,765	5,307	65.2%

bp - Change is measured as difference in basis points.